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 1
                    FORM OF MANAGEMENT COMPENSATION AGREEMENT


March 31, 1997


To:      Executive Officer
Fr:      David Lux
Re:      Executive Compensation for FY97
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Your executive  compensation  package for fiscal year 1997 will consist of three components:

1.    Your base salary for the year.
2.    A cash bonus potential.
3.    Stock Options
4.    A deferred (long term) compensation potential consisting of Restricted
      Stock

Base Salary
-----------
Your salary for FY97 has been set at __________

Cash Bonus
----------
In addition to your base salary, you have the potential to receive a cash bonus for FY97 provided that the Company achieves certain predetermined financial results. The exact amount of this bonus will be determined through application of the following table which is based on the Company's budgeted financial objective of $_____ (earnings per share). The amount of the bonus is directly tied to the amount of the financial results achieved such that hitting 99% of the budgeted financial objectives will pay 100% of the bonus potential with additional bonus being earned for exceeding the objective and less being earned for falling below:

          RBR EPS               Bonus             Bonus
          Objective             Factor            Amount
    --------------------------------------------------------

           $_____               1.500         $_________
           $_____               1.375         $_________
           $_____               1.250         $_________
           $_____               1.125         $_________
           $_____               1.000         $_________
           $_____               0.813         $_________
           $_____               0.625         $_________
           $_____               0.438         $_________
           $_____               0.250         $_________
           $_____               none              none


Stock Options (NSO's)
---------------------
You have been awarded options to purchase ________ shares of common stock as provided under the Company's Stock Option Plan at an option price of $10.66. All terms and conditions of the plan are applicable as recited in the attached Stock Option Agreement.

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 2

Deferred (Long Term) Compensation Program
-----------------------------------------
The Committee has also awarded you ________ shares of the Company's common stock subject to certain accelerated vesting covenants and restrictions all of which are explained in the attached Long Term Incentive Agreement (Attachment B).


Rock Bottom Restaurants, Inc.



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        David Lux, Chairman
        Compensation Committee